UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 10, 2015

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 10, 2015, Venetian Macau Limited (“VML”), an indirect subsidiary of Las Vegas Sands Corp. (“LVSC”) and VML US Finance LLC (“VUF” or the “Borrower”), an indirect, wholly-owned subsidiary of VML, entered into a Joinder Agreement (the “Joinder Agreement”) to the Amended and Restated Credit Agreement, dated as of March 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the lenders party to the Joinder Agreement and Bank of China Limited, Macau Branch (“BOC”), as Administrative Agent.  As permitted under the terms of the Credit Agreement, the Joinder Agreement establishes New Term Loan Commitments equal to the dollar equivalent of US$1,000,000,000 in the aggregate (the “New Term Loan”), with a Maturity Date of March 30, 2021. Upon satisfaction of the conditions set out in the Joinder Agreement it is anticipated that the New Term Loan will be made on or about April 30, 2015.  Capitalized terms used herein and not defined herein are defined in the Joinder Agreement.
Borrowings under the New Term Loan bear interest at either, at the Borrower’s option, (i) an adjusted Eurodollar or HIBOR rate plus a credit spread or (ii) an alternative base rate plus a credit spread, which credit spread in each case is determined based on the Consolidated Total Leverage Ratio as set forth in the pricing grid in the Joinder Agreement.  The credit spread for the New Term Loan ranges from 0.250% to 1.125% per annum for loans accruing interest at a base rate, and from 1.250% to 2.125% per annum for loans accruing interest at an adjusted Eurodollar or HIBOR rate.  The initial credit spread for the New Term Loan is expected to be 0.250% per annum for loans accruing interest at a base rate and 1.250% per annum for loans accruing interest at an adjusted Eurodollar or HIBOR rate. The New Term Loans will be subject to the provisions of the Credit Agreement and the other Loan Documents.
Some of the lenders, agents and arrangers under the Joinder Agreement and Credit Agreement and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for LVSC and its subsidiaries in the ordinary course of business, for which they have received and will receive customary compensation.
LVSC issued a press release announcing the Joinder Agreement, which is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits
 99.1            Press Release, dated April, 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 10, 2015

LAS VEGAS SANDS CORP.

By:	/s/ Michael Quartieri
Name: Michael Quartieri
Title: Senior Vice President, Chief Accounting Officer (Principal Financial Officer)